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                                                                    Exhibit 11.1



                              CN BIOSCIENCES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                               SEPTEMBER 30,                      SEPTEMBER 30,
                                                       -----------------------------      -----------------------------
                                                           1997             1996              1997             1996
                                                       ------------     ------------      ------------     ------------
Net income (loss)                                               964              466             2,836            1,323

Average common shares outstanding                             5,562            1,059             5,386            1,059

Net effect of dilutive common share equivalents
based on the treasury stock method                              266              988               307              988

Adjustments to reflect requirements of the
Securities and Exchange Commission (Effect
of SAB 83                                                      --                 50              --                 50
                                                       ------------     ------------      ------------     ------------

Adjusted shares outstanding                                   5,828            2,097             5,693            2,097
                                                       ------------     ------------      ------------     ------------

Historical net income (loss) per share reflecting
requirements of the SEC                                      $ 0.17           $ 0.22            $ 0.50           $ 0.63
                                                       ------------     ------------      ------------     ------------

Effect of assumed conversion of preferred
shares from date of issuance                                   --              1,435              --              1,398
                                                       ------------     ------------      ------------     ------------

Adjusted shares outstanding                                   5,828            3,532             5,693            3,495
                                                       ------------     ------------      ------------     ------------

Pro Forma net income (loss) per share                        $ 0.17           $ 0.13            $ 0.50           $ 0.38
                                                       ------------     ------------      ------------     ------------



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